UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 23, 2011

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Cost Plus, Inc. (the “Company”) adopted the 2011 Management Incentive Plan (the “Plan”) and also approved the bonus goals under the Plan for certain eligible employees, which includes the Company’s executive officers who are currently the Chief Executive Officer, the Chief Financial Officer, and the Executive Vice President of Operations and Chief Information Officer.

Pursuant to the Plan, eligible employees may receive performance-based compensation in the form of cash bonuses based on the Company’s achievement of its overall financial goal for the fiscal year ending January 28, 2012. The material terms of the Plan are as follows:

•	The cash bonuses are based solely on the achievement of the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) goals.

•

Each eligible employee is assigned an annual incentive payout target percentage, varying by position. The incentive payout target is 100% of base salary for the Company’s Chief Executive Officer and 60% of base salary for both the Company’s Chief Financial Officer and the Executive Vice President of Operations and Chief Information Officer.

•

A participant is eligible to receive 0% to 150% of his or her incentive payout target based on EBITDA performance levels. No incentive payouts will be made until the Company reaches a minimum EBITDA performance level which meets the Board of Director approved financial plan for fiscal 2011.

•

To receive an incentive bonus award under the Plan, each eligible employee must have actively worked for the Company for at least six months during the applicable fiscal year and must be actively employed with the Company at the time the bonuses are paid, or be on an approved leave of absence from which he or she returns to actively work for the Company for at least one month. In addition, each eligible employee must be in Good Standing (as defined in the Plan) throughout the fiscal year.

The aggregate maximum potential cash incentive bonus award payout for our fiscal year ended January 28, 2012 for all eligible executive officers is approximately $1.9 million.

The summary description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which will be filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

Dated: March 1, 2011